UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2026

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42742	36-5128842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A GCI Group Common Stock	GLIBA	The Nasdaq Stock Market LLC
Series C GCI Group Common Stock	GLIBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification of Rights of Security Holders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At GCI Liberty, Inc.’s (the “Company”) annual meeting of stockholders held on May 11, 2026 (the “Annual Meeting”), the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to elect Richard R. Green and Jedd Gould to continue serving as Class I members of the Company’s Board of Directors until the 2029 annual meeting of stockholders or their earlier resignation or removal; (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026 (the “auditors ratification proposal”); (3) a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the definitive proxy statement relating to the Annual Meeting under the heading “Executive Compensation” (the “say-on-pay proposal”); (4) a proposal to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held (the “say-on-frequency proposal”); (5) a proposal to adopt a new article to the Company’s articles of incorporation (as amended, the “Articles”) waiving jury trials for internal actions pursuant to a certificate of amendment to be filed in the office of the Nevada Secretary of State (the “articles amendment proposal”); and (6) a proposal to approve one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve the articles amendment proposal at the time of such adjournment or if otherwise determined by the chairperson of the annual meeting to be necessary or appropriate (the “adjournment proposal”). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below.

1. Election of the following Nominees to the Company’s Board of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard R. Green	5,509,444	485,491	663,354
Jedd Gould	5,807,726	187,209

Accordingly, the foregoing nominees were re-elected to the Company’s Board of Directors.

2. The Auditors Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,632,364	5,188	20,737	-

Accordingly, the auditors ratification proposal was approved.

3. The Say-On-Pay Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,975,149	1,013,589	6,197	663,354

Accordingly, the say-on-pay proposal was approved.

4. The Say-On-Frequency Proposal

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,675,384	5,599	4,313,477	475	663,354

Accordingly, the frequency at which future say-on-pay votes will be held is every three years.

5. The Articles Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,797,975	193,971	2,989	663,354

Accordingly, the articles amendment proposal was approved.

6. The Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,738,251	256,355	329	663,354

Accordingly, the adjournment proposal was finally approved, but the meeting was not adjourned prior to the vote on the articles amendment proposal.

Filing of Articles Amendment

On May 12, 2025, the Company filed a certificate of amendment (the “Articles Amendment”) to its Articles with the office of the Nevada Secretary of State to add a new paragraph 4 to Article XII of the Articles to provide that to the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in Nevada Revised Statutes 78.046) must be tried in a court of competent jurisdiction before the presiding judge as a trier of fact and not before a jury. The Articles Amendment was approved by the Company’s stockholders at the Annual Meeting and became effective upon the filing and effectiveness of a certificate of amendment in the office of the Nevada Secretary of State setting forth the Articles Amendment.

The section of the Company’s definitive proxy statement relating to the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2026, entitled “Proposal 5—The Articles Amendment Proposal” is incorporated herein by reference. Such section is qualified in its entirety by reference to the full text of the Articles Amendment, which is incorporated by reference as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On May 11, 2026, the Company announced that, following unexpected obstacles to completing a larger, more strategic transaction relating to Liberty Latin America Ltd. (“LLA”), Chairman of the Board, Dr. John C. Malone has determined to terminate discussions with the Company regarding any further acquisitions of his LLA interests and has offered to acquire the Company’s 6% equity interest in LLA at the same price paid by the Company last month. The Board of Directors has accepted this offer.

This Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, effective May 12, 2026
99.1	Press release, dated May 11, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026

GCI LIBERTY, INC.

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary